NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
MONDAY, FEB. 12, 2007

GROUP 1 AUTOMOTIVE DISPOSES OF ATLANTA DEALERSHIP

HOUSTON, Feb. 12, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it has sold its Sandy Springs Ford store in Atlanta. The dealership, which generated $21.9 million of revenues during 2006, was sold in accordance with the company’s strategy of disposing of its underperforming stores.

In the fourth quarter of 2006, the company determined that the fair market value of its Sandy Springs dealership no longer supported the carrying value of certain other long-lived assets associated with it. As a result, the company recorded a non-cash, pretax charge of $840.6 thousand, which equates to $551.9 thousand after tax, or $0.02 per diluted share in the fourth quarter 2006. The company determined the impairment charge in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The charge recorded by the company reflects its estimate of the fair value of the store’s fixed assets. This charge was excluded from the 2006 full-year guidance announced Oct. 31, 2006.

In addition, Group 1 will incur a $3.0 million pretax charge in the first quarter of 2007 for the termination of its lease obligation in connection with the sale of the Sandy Springs store. This charge was included in the estimate of $5 million to $10 million in disposition charges primarily related to sale-leaseback exit costs that the company previously announced it anticipated incurring during 2007.

About Group 1 Automotive, Inc.
Group 1 owns 104 automotive dealerships comprised of 143 franchises, 33 brands and 28 collision service centers in Alabama, California, Florida, Georgia, Kansas, Louisiana, Massachusetts, Mississippi, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.